UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2020 (April 21, 2020)

BUILDERS FIRSTSOURCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-51357	52-2084569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600
Dallas, Texas 75201

(Address of Principal Executive Offices)

(214) 880-3500

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	BLDR	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

6.750% Senior Secured Notes due 2027

On April 24, 2020, Builders FirstSource, Inc., a Delaware corporation (the “Company”), completed the previously announced sale of $350 million aggregate principal amount of its 6.750% senior secured notes due 2027 (the “Additional Notes”) at an issue price of 98.750% (the “Notes Offering”). The Additional Notes form part of the same series as the $400 million aggregate principal amount of 6.750% Senior Secured Notes due 2027 issued on May 30, 2019 and the $75 million aggregate principal amount of 6.750% Senior Secured Notes due 2027 issued on July 25, 2019 (collectively, the “Initial Notes” and, together with the Additional Notes, the “Notes”).

Net proceeds from the Notes Offering were used to repay the funds drawn under the Company’s ABL Facility (as defined below) and to pay related transaction fees and expenses, with any remaining net proceeds to be used for general corporate purposes.

The Notes were issued and sold in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be “qualified institutional buyers,” as defined in and in accordance with Rule 144A under the Securities Act, and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. Accordingly, the Notes and the related guarantees have not been and will not be registered under the Securities Act and the Notes and the related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Indenture

The Additional Notes were issued as additional notes under the indenture, dated as of May 30, 2019 (the “Base Indenture”), by and among the Company, the guarantors named therein and Wilmington Trust, National Association, as trustee (the “Trustee”) and as notes collateral agent (the “Notes Collateral Agent”), as supplemented by the first supplemental indenture, dated as of July 25, 2019 (the “First Supplemental Indenture”), by and among the Company, the guarantors named therein, the Trustee and the Notes Collateral Agent, and the second supplemental indenture, dated as of April 24, 2020 (the “Second Supplemental Indenture” and, together with the First Supplemental Indenture and the Base Indenture, the “Indenture”), by and among the Company, the guarantors named therein, the Trustee and the Notes Collateral Agent.

Interest and Maturity

The Notes bear interest at a rate of 6.750% and mature on June 1, 2027. Interest is payable on the Notes on June 1 and December 1 of each year, commencing on June 1, 2020.

Guarantees and Security

The Notes, subject to certain exceptions, are guaranteed, jointly and severally, on a senior secured basis, by certain of the Company’s direct and indirect wholly owned subsidiaries (the “Guarantors”). All obligations under the Notes, and the guarantees of those obligations, are secured by substantially all of the assets of the Company and the Guarantors subject to certain exceptions and permitted liens, including a first-priority security interest in such assets that constitute Notes Collateral (as defined below) and a second-priority security interest in such assets that constitute ABL Collateral (as defined below).

“ABL Collateral” includes substantially all presently owned and after-acquired accounts, inventory, rights of an unpaid vendor with respect to inventory, deposit accounts, investment property, cash and cash equivalents, and instruments and chattel paper and general intangibles, books and records and documents related to and proceeds of each of the foregoing.

“Notes Collateral” includes all collateral which is not ABL Collateral.

On May 30, 2019, the Company, the Guarantors and the Notes Collateral Agent entered into a notes collateral agreement (the “Notes Collateral Agreement”), which created and established the terms of the security interests that secure the Notes and the guarantees.

The ABL/Bond Intercreditor Agreement, dated as of May 29, 2013, among Truist Bank (as successor by merger to SunTrust Bank), as agent under the Company’s existing ABL facility (the “ABL Facility”), Wilmington Trust, National Association, the Company, the Guarantors and the other parties thereto (as amended by, inter alia, that certain Lien Sharing and Priority Confirmation Joinder, dated as of July 31, 2015, that certain Lien Sharing and Priority Confirmation Joinder, dated as of May 30, 2019, and that certain Lien Sharing and Priority Confirmation Joinder, dated as of July 25, 2019), and the Pari Passu Intercreditor Agreement, dated as of July 31, 2015, among Deutsche Bank AG New York Branch, as term collateral agent under the Company’s existing term loan facility (the “First-Lien Facility”), Wilmington Trust, National Association, the Company, the Guarantors and the other parties from time to time party thereto (as amended by, inter alia, that certain Additional Authorized Representative Agent Joinder, dated as of May 30, 2019, and that certain Additional Authorized Representative Agent Joinder, dated as of July 25, 2019), in each case will be joined by the Notes Collateral Agent and together will govern all arrangements in respect of the priority of the security interests in the ABL Collateral and the Notes Collateral among the parties to the Indenture, the ABL Facility and the First-Lien Facility.

Ranking

The Notes constitute senior secured obligations of the Company and Guarantors, rank senior in right of payment to all future debt of the Company and Guarantors that is expressly subordinated in right of payment to the Notes, and rank equally in right of payment with all existing and future liabilities of the Company and Guarantors that are not so subordinated, including the ABL Facility.

Covenants

The Indenture contains restrictive covenants that limit the ability of the Company and its restricted subsidiaries to, among other things, incur additional debt or issue preferred stock, create liens, create restrictions on the Company’s subsidiaries’ ability to make payments to the Company, pay dividends and make other distributions in respect of the Company’s and its subsidiaries’ capital stock, make certain investments or certain other restricted payments, guarantee indebtedness, designate unrestricted subsidiaries, sell certain kinds of assets, enter into certain types of transactions with affiliates, and effect mergers and consolidations.

Certain of these covenants will be suspended if the Notes are assigned an investment grade rating by any two of Standard & Poor’s Investors Ratings Services, Moody’s Investors Service, Inc. or Fitch, Inc. and no default or event of default has occurred and is continuing.

Events of Default

The Indenture provides for events of default (subject in certain cases to customary grace and cure periods), which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the Indenture, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 30% in principal amount of the outstanding Notes may declare the principal of and unpaid interest on all of the Notes to be due and payable immediately.

Redemption

At any time prior to June 1, 2022, the Company may redeem the Notes in whole or in part at a redemption price equal to 100% of the principal amount of the Notes plus the “applicable premium” set forth in the Indenture. At any time on or after June 1, 2022, the Company may redeem the Notes at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to the redemption date. At any time and from time to time during the 36-month period following May 30, 2019, the Company may redeem up to 10% of the aggregate principal amount of the Notes during each twelve-month period commencing on May 30, 2019 at a redemption price of 103% of the aggregate principal amount thereof plus accrued and unpaid interest to the redemption date. In addition, at any time prior to June 1, 2022, the Company may redeem up to 40% of the aggregate principal amount of the Notes with the net cash proceeds of one or more equity offerings, as described in the Indenture, at a price equal to 106.750% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date. If the Company experiences certain change of control events, holders of the Notes may require it to repurchase all or part of their Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

The foregoing summaries of the Base Indenture, the First Supplemental Indenture, the Notes and the Notes Collateral Agreement are qualified in their entirety by reference to the actual Base Indenture, the First Supplemental Indenture, form of the Notes, and Notes Collateral Agreement, which are incorporated herein by reference as Exhibits 4.1, 4.2, 4.3 and 10.1, respectively. The foregoing summary of the Second Supplemental Indenture is qualified in its entirety by reference to the actual Second Supplemental Indenture, which is attached hereto as Exhibit 4.4 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure

On April 21, 2020, the Company issued a press release to announce that it priced the Notes Offering, a copy of which is filed as Exhibit 99.1 hereto.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into those filings of the Company that provide for the incorporation of all reports and documents filed by the Company under the Exchange Act.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed as part of this report:

Exhibit Number	Description
4.1*

Indenture, dated as of May 30, 2019, among the Company, the guarantors named therein and Wilmington Trust, National Association, as trustee and as notes collateral agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on May 31, 2019).

4.2*

First Supplemental Indenture, dated as of July 25, 2019, among the Company, the guarantors named therein and Wilmington Trust, National Association, as trustee and as notes collateral agent (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed by the Company on July 30, 2019).

4.3*	Form of 6.750% Senior Secured Note due 2027 (included in Exhibit 4.1).
4.4	Second Supplemental Indenture, dated as of April 24, 2020, among the Company, the guarantors named therein and Wilmington Trust, National Association, as trustee and as notes collateral agent.
10.1*

Notes Collateral Agreement, dated as of May 30, 2019, among the Company, certain of its subsidiaries and Wilmington Trust, National Association (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on May 31, 2019).

99.1	Press Release announcing the pricing of the notes offering, dated April 21, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Incorporated by reference and not filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.

By:	/s/ Donald F. McAleenan
Name:	Donald F. McAleenan
Title:	Senior Vice President, General Counsel and Secretary

Dated:  April 24, 2020